Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, MI 49036

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333—105546 and Form S-8 No. 333—105548) of Monarch Community Bancorp, Inc., of our report dated March 7, 2005, with respect to the consolidated financial statements of Monarch Community Bancorp, Inc. included in this Form 10-KSB for the year ended December 31, 2004.

Auburn Hills, Michigan
March 7, 2005